E X H I B I T   10.27



Acknowledgement of Default; Waiver; and Agreement
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ACKNOWLEDGEMENT OF DEFAULT; WAIVER; AND AGREEMENT
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TO:       Foothill Capital Corporation
               11111 Santa Monica Boulevard, Suite 1500
               Los Angeles, California 90025

               ("Secured Creditor")


FROM:     Action Industries, Inc.
               460 Nixon Road
               Cheswick, Pennsylvania 15024

               ("Debtor")

1. Debtor acknowledges that it is currently indebted to Secured Creditor, which indebtedness arose under and pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of October 20, 1995, between Debtor and Secured Party (the "Loan Agreement"), and other documents executed in connection with the Loan Agreement, together with any and all changes, alterations, modifications, or amendments to any of the foregoing (collectively, the "Loan Documents"), between Secured Creditor and Debtor. Debtor further acknowledges that it is now in default under the Loan Documents, acknowledges that the amount of the indebtedness owing to Secured Creditor thereunder is approximately $816,935 plus interest and fees from February 1, 1997 and out-of-pocket expenses incurred by Secured Creditor, and that such indebtedness is now wholly due and owing.

2. Debtor unconditionally, forthwith, and effective immediately, consents to Secured Creditor's exercising its rights and remedies (including the right to sell in a foreclosure sale) with respect to all of Debtor's inventory, (the "Inventory"), general intangibles ("General Intangibles") and all other Collateral as provided for in the Loan Documents and in accordance with the California Uniform Commercial Code ("Code").

3.   Debtor, being in default as aforesaid, and pursuant to
Section 9504(3) of the Code, hereby unconditionally and forever waives and renounces all rights that it may have to notification of the disposition of the Inventory, the General Intangibles or any other Collateral (as defined in the Loan Agreement) or any portion thereof.

4. Debtor acknowledges and agrees that any sale by Secured Creditor of the Inventory, the General Intangibles and the other Collateral to Mazel Stores, Inc. on the same economic terms as are set forth in the Asset Purchase Agreement dated October 18, 1996 between Mazel Stores, Inc. (by assignment from Mazel Company, L.P.) and Debtor is commercially reasonable and in the best interests of Debtor's creditors and shareholders. In connection with any sale to Mazel Stores, Inc. on such terms, Debtor agrees to take any and all actions and to execute and deliver all agreements and instruments necessary to ensure, confirm or perfect the transfer of the Inventory, General Intangibles and other Collateral to Mazel Stores, Inc., including without limitation making any required filings in the Federal Patent and Trademark Office.

5.   Debtor hereby represents, declares, and affirms to Secured
Creditor that it has had the opportunity to be represented by counsel of its choice throughout the negotiations which led to the execution of this instrument.

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement of Default; Surrender of Possession; Waiver; and
Agreement as of the 7th day of February, 1997.


ACTION INDUSTRIES, INC.
a Pennsylvania corporation

By: /s/ T. Ronald Casper
    --------------------
Title:   President
      ------------------

The undersigned, a guarantor of all of the obligations of Action Industries, Inc. ("Debtor") owing to Foothill Capital Corporation ("Secured Party"), hereunder acknowledges Debtor's execution of the attached Acknowledgement of Default; Surrender of Possession; Waiver; and Agreement. The undersigned hereby unconditionally and forever waives and renounces any rights that it may have to notification of the disposition of any collateral by Secured Party.


ACTION INVESTMENT COMPANY,
a Delaware corporation

By: /s/ T. Ronald Casper
    --------------------
Title:   President
      ------------------